UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 30, 2014

PORTER BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2014, Porter Bancorp, Inc., (PBIB) parent company of PBI Bank, announced the appointment of Bradford T. Ray to the boards of directors of PBIB and PBI Bank had become effective following the receipt of regulatory approvals.  The Company also announced the retirement of director William G. Porter, effective December 30, 2014.

Mr. Ray, age 56, served in various leadership roles at Steel Technologies, Inc. from 1981 to 2010, including as CEO beginning in 1999 and as Chairman beginning in 2002.  He served as an advisor to Steel Technologies, Inc. from 2010 to 2012.  He has been a consultant with BTR Advisory Services since 2012 and has been an independent director at Global Brass and Copper Holdings, Inc. since December 10, 2014. Mr. Ray serves on the board of trustees of Bellarmine University in Louisville, Kentucky.

A copy of the press release announcing these changes is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.
Exhibit Number	Description of Exhibit

99.1	Press release issued December 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTER BANCORP, INC.

Date:	December 30, 2014	By	/s/ John T. Taylor
John T. Taylor
Chief Executive Officer

3